EXHIBIT INDEX



          Exhibit No.              Description

               1         -Purchase Agreement - To be filed by amendment.

               3(i) -Articles of Incorporation of the Company, as amended - Incorporated by reference to Exhibit 3-A, 1989 Annual Report on Form 10-K, SEC File No. 1-6047.

               3(ii) -By-Laws of the Company, as amended - Incorporated by reference to Exhibit 3-A, 1990 Annual Report on Form 10-K, SEC File No. 1-6047.

               4 -Form of Stock Certificate representing Additional Common Stock - Incorporated by reference to
                         Exhibit 4, Registration Statement on Form S-3, Registration No. 33-30765.

               5-A -Opinion of Berlack, Israels & Liberman - To be filed by amendment.

               5-B -Opinion of Ballard Spahr Andrews & Ingersoll - To be filed by amendment.

               23-A -Consent of Berlack, Israels & Liberman - To be included in its opinion filed as Exhibit 5-A.

               23-B -Consent of Ballard Spahr Andrews & Ingersoll - To be included in its opinion filed as Exhibit 5-B.

               23-C      -Consent of Coopers & Lybrand.

               24        -Power of Attorney - Included in signature page.

          ____________________

               The Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which are designated in prior filings as noted above are hereby incorporated by reference and made a part hereof with the same effect as if filed herewith.













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